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Metris Receivables, Inc.                                            Metris Master Trust                           Monthly Report
Certificateholder's Statement                                          Series 1996-1                                      Mar-97
Section 5.2                                           Class A         Class B         Class C         Class D        Total

(i)   Certificate Amount                          518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00  700,000,000.00
(ii)  Certificate Principal Distributed                     0.00            0.00            0.00                            0.00
(iii) Certificate Interest Distributed              2,784,250.00      495,833.33      273,333.33                    3,553,416.66
(iv) Principal Collections                         28,339,558.30    4,787,087.54    2,735,478.59    2,430,664.92   38,292,789.35
(v)  Finance Charge Collections                    11,578,850.21    1,955,886.87    1,117,649.63      993,161.30   15,645,548.01
     Recoveries                                        79,649.49       13,454.31        7,688.17        6,842.48      107,634.45
     Interest Earned on Accounts                            0.00            0.00            0.00            0.00            0.00
       Total Finance Charge Collections            11,658,499.70    1,969,341.18    1,125,337.80    1,000,003.78   15,753,182.46
	 Total Collections                                39,998,058.00    6,756,428.72    3,860,816.39    3,430,668.70   54,045,971.81
 (vi) Aggregate Amount of Principal Receivables                                                                 1,704,778,189.46
      Invested Amount (End of Month)              518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00  700,000,000.00
      Floating Allocation Percentage                 30.3851846%      5.1326325%      2.9329329%      2.6103103%     41.0610603%
      Invested Amount (Beginning of Month)        518,000,000.00   87,500,000.00   50,000,000.00   44,500,000.00  700,000,000.00
      Average Daily Invested Amount                                                                               699,940,511.01
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                               86.54%         1,522,618,214.30
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)             7.33%           128,984,089.93
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)            2.10%            36,984,809.50
       90 Days and Over (60+ Days Contractually Delinquent)                   4.03%            70,939,190.98
       Total Receivables                                                    100.00%         1,759,526,304.71
(viii) Aggregate Investor Default Amount                                                        5,417,286.54
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)                                                             9.11%
(ix)  Charge-Offs
      Class A                                                                                           0.00
      Class B                                                                                           0.00
      Class C                                                                                           0.00
      Class D                                                                                           0.00
	Total Charge-Offs                                                                                      0.00
(x)   Servicing Fee                                                                             1,189,041.10
(xi)  Pool Factor
      Class A                                                                                      1.0000000
      Class B                                                                                      1.0000000
      Class C                                                                                      1.0000000
(xii) Unreimbursed Reallocated Principal Collections
      Class B                                                                                           0.00
      Class C                                                                                           0.00
      Class D                                                                                           0.00

(xiii) Excess Funding Account Balance                                                                   0.00
       Prefunding Account Balance                                                                       0.00

Average Net Portfolio Yield                                                                         17.3867%
Minimum Base Rate                                                                                    8.4738%
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